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[LOGO]   MARITRANS
         1818 Market Street
         Philadelphia, PA  19103
         215-864-1200
         800-523-4511



FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (215) 864-1241
H. WILLIAM BROWN (215) 864-1264                            NEWS
                                                           RELEASE

                                                     FOR IMMEDIATE RELEASE


            MARITRANS COMPLETES PREVIOUSLY ANNOUNCED SALE OF VESSELS
            --------------------------------------------------------


         PHILADELPHIA, PA (December 22, 1999) -Maritrans Inc. (NYSE symbol TUG) announced today the completion of the previously announced vessel sales to K-Sea Transportation LLC ("K-Sea") and to Vane Line Bunkering Inc. ("Vane"). K-Sea purchased ten barges, ranging in size from 55,000 to 155,000 barrels of capacity, and eight tugboats. Vane purchased five barges, ranging in size from 32,000 to 53,000 barrels of capacity, and three tugboats. Total proceeds from these transactions were $48 million comprised of $39 million of cash and $9 million of notes.

         With the completion of these transactions, Maritrans fleet consists of eleven superbarges, ranging in size from 175,000 to 380,000 barrels of capacity, four oil tankers, ranging in size from 242,000 to 265,000 barrels, and eleven tugboats. Maritrans will continue to provide lightering service in the Delaware Bay and to transport refined petroleum products in the Gulf of Mexico.

         Maritrans Inc. is a U.S. based company with a 71-year commitment to building and operating petroleum transport vessels, consisting of oil tankers, tugboats and tank barges for the U.S. domestic trade.

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